UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 31, 2005


                                 CRDENTIA CORP.
             (Exact name of registrant as specified in its charter)


          Delaware                   000-31152                  76-0585701
(State or Other Jurisdiction        (Commission              (I.R.S. Employer
      of Incorporation)             File Number)          Identification Number)


                         14114 Dallas Parkway, Suite 600
                               Dallas, Texas 75254
               (Address of Principal Executive Offices) (Zip Code)

                                 (972) 850-0780
              (Registrant's telephone number, including area code)


         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

      Executive Employment Agreement with James J. TerBeest

      On May 31, 2005, we entered into an executive employment agreement with James J. TerBeest, our Chief Financial Officer, pursuant to which Mr. TerBeest will receive $175,000 in salary for his service to the company. In addition, pursuant to the arrangement, we agreed to issue Mr. TerBeest a restricted stock bonus of 500,000 shares of our common stock. Such grant shall be subject to the terms and conditions set forth in the form of Notice of Restricted Stock Bonus Award and Restricted Stock Bonus Award Agreement, the principal terms of which are discussed below. In the event that we terminate Mr. TerBeest's employment at any time without cause (as defined in the agreement), he will be eligible to receive a severance payment equal to (i) six (6) months of his base salary plus
(ii) one (1) month of his base salary for each month of employment beginning on January 1, 2005 in excess of six (6) months but not to exceed twelve (12) months.

      The foregoing description of the executive employment agreement is qualified in its entirety by the Executive Employment Agreement by and between Crdentia Corp. and James J. TerBeest, filed as Exhibit 10.1 to this current report.

      Restricted Stock Bonus Awards

      On May 31, 2005, we issued restricted stock bonus awards to four of our executive officers, James D. Durham, our Chairman and Chief Executive Officer,
Pamela G. Atherton, our President, James J. TerBeest, our Chief Financial Officer, and Vicki L. Smith, our Vice President of Finance. Pursuant to the restricted stock bonus awards, Mr. Durham received 2,000,000 shares of our Common Stock with an aggregate fair market value of $3,400,000, Ms. Atherton received 900,000 shares of our Common Stock with an aggregate fair market value of $1,530,000, Mr. TerBeest received 500,000 shares of our Common Stock with an aggregate fair market value of $850,000, and Ms. Smith received 300,000 shares of our Common Stock with an aggregate fair market value of $510,000.

      All shares of restricted stock vest in accordance with the following: In the event that the average daily trading volume for our common stock over any consecutive thirty (30) day period equals or exceeds 100,000 shares (the "Trading Volume Goal"), then one-fortieth (1/40) of the shares shall vest on Wednesday of each week following the achievement of the Trading Volume Goal for a period of forty (40) weeks until the shares are fully vested.

      The restricted stock bonus to Ms. Atherton is subject to a further clawback provision. Subject to Ms. Atherton's continuous service and other limitations set forth in the Notice and the Agreement, Ms. Atherton shall forfeit 300,000 of the shares granted on each of June 30th, September 30th, and December 31st of 2005 (a "Clawback"), unless we have achieved certain amounts of both revenue and earnings before interest, taxes, depreciation and amortization (and excluding stock compensation expense) during the three months ending on such dates.

      The foregoing description of the restricted stock bonus awards is qualified in its entirety by the Notice of Restricted Stock Bonus Award and Restricted Stock Bonus Award Agreement by and between Crdentia Corp. and each James D. Durham, Pamela G. Atherton, James J. TerBeest, and Vicki L. Smith, filed as Exhibits 10.2, 10.3, 10.4, and 10.5, respectively, to this current report.

Item 9.01 Financial Statements and Exhibits.

(c)   Exhibits.

      10.1 Executive Employment Agreement dated May 31, 2005 by and between Crdentia Corp. and James J. TerBeest.

      10.2 Notice of Restricted Stock Bonus Award and Restricted Stock Bonus Agreement dated May 31, 2005 by and between Crdentia Corp. and James
            D. Durham.

      10.3 Notice of Restricted Stock Bonus Award and Restricted Stock Bonus Agreement dated May 31, 2005 by and between Crdentia Corp. and Pamela G. Atherton.

      10.4 Notice of Restricted Stock Bonus Award and Restricted Stock Bonus Agreement dated May 31, 2005 by and between Crdentia Corp. and James
            J. TerBeest.

      10.5 Notice of Restricted Stock Bonus Award and Restricted Stock Bonus Agreement dated May 31, 2005 by and between Crdentia Corp. and Vicki
            L. Smith.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CRDENTIA CORP.


June 6, 2005                              By:        /s/ James D. Durham
                                             -----------------------------------
                                                       James D. Durham
                                                   Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       --------------------------------------------------------------
10.1              Executive  Employment  Agreement  dated  May  31,  2005 by and between Crdentia Corp. and James J. TerBeest.

10.2 Notice of Restricted Stock Bonus Award and Restricted Stock Bonus Agreement dated May 31, 2005 by and between Crdentia Corp. and James D. Durham.

10.3 Notice of Restricted Stock Bonus Award and Restricted Stock Bonus Agreement dated May 31, 2005 by and between Crdentia Corp. and Pamela G. Atherton.

10.4 Notice of Restricted Stock Bonus Award and Restricted Stock Bonus Agreement dated May 31, 2005 by and between Crdentia Corp. and James J. TerBeest.

10.5 Notice of Restricted Stock Bonus Award and Restricted Stock Bonus Agreement dated May 31, 2005 by and between Crdentia Corp. and Vicki L. Smith.